EXHIBIT 4.9

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of March 1, 2000, by and among NUCLEUS, INC, a Nevada corporation (the "Company"), and the undersigned investors (each of the undersigned being singularly referred to as an "Investor" and collectively as the "Investors").

                                R E C I T A L S:

     WHEREAS, pursuant to a Securities Purchase Agreement dated the date hereof (the "Purchase Agreement") by and between the Company and the Investors, the Company has agreed to sell and the Investors have agreed to purchase up to an aggregate principal amount of $6,200,000 in convertible promissory notes of the Company (the "Senior Bridge Notes") and shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the shares of Common Stock acquired under the Purchase Agreement (the "Stock") and the shares of Common Stock issuable upon conversion of the Senior Bridge Notes (the "Convertible Shares");

     NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Registration Rights Agreement, the Company and the Investors agree as follows:

                                   AGREEMENT:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

     "Notes" shall mean up to $6,200,000 aggregate principal amount of Senior Bridge Notes issued pursuant to the Purchase Agreement.

     "Other Registrable Shares" shall mean those shares (which includes shares of Common Stock issuable upon exercise of warrants) of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

     "Registrable Shares" shall mean (i) the Shares, and (ii) any Common
Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (c) all of the Shares are available for public sale under the Securities Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $15,000) of one counsel for the Investors and any selling holders of Other Registrable Shares for a limited "due diligence" examination of the Company incident to such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares or Other Registrable Shares).

     "Registration Statement" shall mean the registration statement filed with the Commission by the Company at the request of the Investors covering the Shares pursuant to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the Investors and selling holders of Other Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

     "Shares" shall mean, collectively, the Stock, the "Additional Shares" (as that term is defined in Section 5.4 of the Securities Purchase Agreement) and the Convertible Shares.

     2.   REGISTRATION.

          (a) DEMAND FOR REGISTRATION. If the Company shall receive, at any time after 120 days from the date hereof, a written request from one or more of the Investors holding more than 50% of the total number of Shares held by all Investors that the Company file a Registration Statement with respect to all the Shares, then (A) the Company shall use its best efforts to file with the Commission a Registration Statement on Form S-3, if the Company is then eligible to use such Form S-3, or if not so eligible, on Form S-1, Form SB-2 or such other form as is then appropriate for use by the Company under the Securities Act and (B) the Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission (including, without limitation, undertaking the actions described in Section 4), so as to permit or facilitate the sale and distribution of the Registrable Shares; and (c) the Company shall cause such Registration Statement to remain effective for a period of two (2) years (subject to the right of the Company to suspend the effectiveness thereof for not more than an aggregate of ninety (90) days; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2(a) if: (i) counsel to the Company determines that any such registration violates the federal securities laws; or (ii) the Company and the Investors determine that such registration adversely impacts the Company's access to public or private capital markets. Except as provided in Section 2(b)(ii) below, the demand registration rights set forth in this Section 2(a) shall be on one occasion only, and the Company shall, so long as it advises all Investors at least twenty (20) days prior to filing such registration statement of the exercise of such right, have no further demand registration obligations hereunder.

     The Registration Statement filed pursuant to the request of the Investors hereunder may, subject to the provisions of Section 2.2(b) below, include Other Registrable Shares, or other securities of the Company which are held by officers or directors of the Company, and may include securities of the Company being sold for the account of the Company.

          (b) UNDERWRITING. If the Investors intend to distribute the Shares by means of an underwriting, it shall so advise the Company. The right of any holder of Other Registrable Shares to have such shares included in the registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Other Registrable Shares in such underwriting (unless otherwise mutually agreed by the Investor and such holder with respect to such participation and inclusion) to the extent provided herein.

               (i) If the Company shall request inclusion in any registration pursuant to Section 2 of securities being sold for its own account, or if officers or directors of the Company holding other securities of the Company or holders of Other Registrable Shares, shall request inclusion in any registration pursuant to Section 2, the Investors shall, on behalf of all holders of Other Registrable Shares, offer to include Other Registrable Shares and the securities of the Company, and such officers and directors in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all holders of Other Registrable Shares and officers and directors proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company, which underwriter(s) shall be reasonably acceptable to the Investors.

               (ii) Notwithstanding any other provision of this
     Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Investors and all holders of Other Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant to such registration, and the number of Other Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities to be offered by the Company and the securities of the Company held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the Other Registrable Shares shall, subject to existing rights and priority of registration of holders of Other Registrable Shares, be excluded before any Registrable Shares are excluded, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration. Notwithstanding the foregoing, if and to the extent that any Registrable Shares are excluded from such registration statement, the Investors may have one additional non-underwritten demand registration of such excluded Registrable Shares pursuant to Section 5(a) above.

               (iii)If the Company or any officer, director or holder of Other Registrable Shares who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investors. The securities so withdrawn shall also be withdrawn from registration.

          (c) PIGGYBACK REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities (other than a registration on Form S-4 or Form S-8 or an exchange offering solely to the Company's existing stockholders), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of each Investor given within twenty
(20) days after receipt of written notice from the Company, the Company shall, subject to the provisions below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          (d) UNDERWRITING REQUIREMENTS. In connection with any offering initiated by the Company for the underwritten sale of shares being issued and sold by the Company, the

Company shall not be required under this Section to include any of the Investors' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investors greater than the obligations set forth in Section 5(b). If the total amount of securities, including Registrable Securities, requested by stockholders of the Company to be included in such offering exceeds the amount of securities, sold other than by the Company, that the underwriters reasonably believe is compatible with the success of the offering, then the number of securities that may be included in the registration and underwriting shall be allocated in the following manner: the Other Registrable Shares shall, subject to existing rights of holders of Other Registrable Shares, be excluded before the Registrable Shares, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

     3. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     4. REGISTRATION PROCEDURES. Wherever required under this Agreement to effect the registration of Registerable Shares, the Company will:

          (a) Use reasonable efforts to keep such registration effective for a period of two (2) years (subject to the right of the Company to suspend the effectiveness thereof for not more than an aggregate of ninety (90) days during such five (5) year period) or until the Investors have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as the Investors from time to time may reasonably request;

          (d) Use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect until such date set forth in clause
(a) above and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (2) subject itself to general taxation in any such jurisdiction, (3) file a general consent to service of process in any such jurisdiction, (4) provide any undertakings that cause more than nominal expense or burden to the Company or
(5) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) In the event the Investors select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

          (f) As promptly as practicable after becoming aware of such event, notify the Investors of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investors as they may reasonably request;

          (g) As promptly as practicable after becoming aware of such event, notify the Investors (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (h) Permit a single firm of counsel designated as selling stockholders' counsel to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects;

          (i) Make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (j) At the request of the underwriter in the event the sale of Registrable Shares is underwritten, furnish on the date that Registrable Shares are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and any selling stockholders;

          (k) Make available for inspection by the Investors, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Investors or a holder of Other Registrable Shares) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(k). The Investors agree that they shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning any Investor provided to the Company pursuant to Section 5(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (l)  Use its best efforts to (i) cause all the Registrable
Shares covered by the Registration Statement to be listed on any national securities exchange on which shares of Common Stock are then listed if the listing of such Registrable Shares is then permitted under the rules of such exchange, (ii) secure designation of all the Registrable Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on the NASDAQ National Market, if shares of Common Stock are then so quoted or eligible for quotation or (iii) if the Common Stock is not quoted on or eligible for quotation on the NASDAQ National Market, secure designation of the Registrable Shares on the NASDAQ Small Cap Market or the OTC Bulletin Board, where the Common Stock may then be quoted;

          (m) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement and cause such transfer agent to act in accordance with this Agreement;

          (n) Cooperate with the Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Shares sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Investors or may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and

          (o) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Shares pursuant to the Registration Statement.

     5.   INDEMNIFICATION.

          (a) The Company will indemnify the Investors with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse the Investors, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Investor or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

          (b) Each Investor will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to such Investor contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to such Investor or necessary to make the statements therein relating to such Investor not misleading or any violation by such Investor of any rule or regulation promulgated under the Securities Act applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration; and will reimburse the Company, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such Investor is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Investor. Each Investor will indemnify the Company, Underwriters and Counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by such Investor following receipt by the Investor of written notice from the Company, Underwriters or Counsel that the registration statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the above, the indemnification obligations of each Investor shall be limited in amount to the net amount of proceeds received by such Investor from the sale of such Registrable Shares.

          (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares.

          (d)  Each party entitled to indemnification under this Section 5
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed) and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     6. AGREEMENTS OF INVESTORS. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     7. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof ("Rule 144") the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c)  furnish to the Investors so long as the Investors own
Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     8.   MISCELLANEOUS.

          (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflict of laws of such jurisdiction.

          (b) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (c) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (d) NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to the Investors at such addresses as the Investors shall have furnished to the Company in writing, or (b) if to the Company at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, Attn.: President, or at such other address as the Company shall have furnished to Investor and each such other holder in writing.

          (e) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investors of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

          (f) COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (g) SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (h) AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investors.

          (i) TERMINATION OF REGISTRATION RIGHTS. This Agreement shall terminate at such time as the Shares no longer constitute Registrable Shares.


     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.


COMPANY:                                          INVESTORS:

NUCLEUS, INC.

By:_____________________________                  _____________________________
    John C. Paulsen, President

                                                  _____________________________


                                                  _____________________________